As filed with the Securities and Exchange Commission on December 30, 2005

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

XM SATELLITE RADIO HOLDINGS INC.

(Exact name of Registrant as specified in its charter)

Delaware	4899	54-1878819
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1500 Eckington Place, NE

Washington, DC 20002

(202) 380-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

XM SATELLITE RADIO INC.

(Exact name of Registrant as specified in its charter)

Delaware	4899	52-1805102
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1500 Eckington Place, NE

Washington, DC 20002

(202) 380-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

XM EQUIPMENT LEASING LLC

(Exact name of Registrant as specified in its charter)

Delaware	4899	52-2277214
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1500 Eckington Place, NE

Washington, DC 20002

(202) 380-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph M. Titlebaum

Executive Vice President, General Counsel and Secretary

XM Satellite Radio Holdings Inc.

1500 Eckington Place, NE Washington, DC 20002

(202) 380-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Kaufman, Esq.

Hogan & Hartson L.L.P. 555 Thirteenth Street, N.W.

Washington, D.C. 20004-1109

(202) 637-5600

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Amount of Registration Fee(1)
XM Satellite Radio Holdings Inc.:
Debt Securities
Common stock, par value $.01 per share (2)
Preferred Stock, par value $.01 per share
Depositary Shares (3)
Warrants
Rights
Units (4)
XM Satellite Radio Inc.:
Debt Securities
Guarantees (5)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r), XM Satellite Radio Holdings Inc. is deferring payment of all of the registration fee, except for the amount that has already been paid with respect to $500,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-127270 and Registration Statement No. 333-114178, which were filed or most recently amended on August 5, 2005, and were not sold thereunder. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement.
(2)	Each share of Class A common stock includes one right under XM Satellite Radio Holdings Inc.’s stockholder rights plan as described below under “Description of Common Stock.”
(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)	Each unit will be issued under a unit agreement or indenture and will represent an interest in one or more debt securities of XM Satellite Radio Holdings or its wholly owned subsidiary, XM Satellite Radio Inc., warrants, shares of preferred stock, depositary shares as well as debt or equity securities of third parties, in any combination, which may or may not be separable from one another.
(5)	The guarantees being registered include the rights of holders of debt securities of XM Satellite Radio Holdings Inc. or one or more of its subsidiaries under guarantees of XM Satellite Radio Holdings Inc. or one or more of its subsidiaries. Pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantees or any other obligations.

EXPLANATORY NOTE

The Registration Statement has been filed to register for resale shares of Class A common stock issued on December 30, 2005 in exchange for XM’s 10% senior secured discount convertible notes due 2009, as explained more fully in the prospectus supplement being filed immediately after the filing of this Registration Statement.

This Registration Statement also serves to transition the outstanding and effective universal shelf registration statements of XM Satellite Radio Holdings Inc., filed with the SEC on August 5, 2005 (filed under Registration No. 333-127270 and as Post-Effective Amendment No. 1 to Registration Statement No. 333-114178), to an automatic effective registration statement, which became available to well-known seasoned issuers as of December 1, 2005. XM Satellite Radio Holdings Inc. is applying previously paid registration fees with respect to $500,000,000 of securities (registered under Registration Statement Nos. 333-127270 and 333-114178) to this Registration Statement, which effectively replaces the prior shelf registration statements.

XM Satellite Radio Holdings Inc.

Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Rights

Units

XM Satellite Radio Inc.

Debt Securities

XM Satellite Radio Holdings Inc., which we refer to as “XM”, from time to time may offer to sell debt securities, which may be guaranteed by one or more of XM’s subsidiaries, common stock, preferred stock, either separately or represented by depositary shares, warrants, rights to purchase shares of common stock and units. The debt securities, preferred stock, and warrants may be convertible into or exercisable or exchangeable for our common or preferred stock or other securities of ours or one or more other entities. We refer to the debt securities, common stock, preferred stock, depositary shares, warrants, rights and units collectively as the “securities.” In addition, this prospectus may be used to offer securities for the account of persons other than us. XM’s Class A common stock is listed on the Nasdaq National Market and trades under the ticker symbol “XMSR.” If we decide to list any other of these securities on a national securities exchange upon issuance, the applicable supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Debt securities may be sold by XM or its subsidiary, XM Satellite Radio Inc., which we refer to as “Inc.” Debt securities of Inc. will be guaranteed by XM and may be guaranteed by Inc.’s wholly owned subsidiary, XM Equipment Leasing LLC or other subsidiary guarantors.

This prospectus describes some of the general terms that may apply to these securities. Each time that securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement also may add or update information contained in this prospectus. You should read this prospectus and the supplement carefully before you invest.

The securities may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis. The supplements to this prospectus will provide the specific terms of the plan of distribution.

Investing in these securities involves various risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 30, 2005.

You should rely only on the information provided or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should not assume that the information appearing in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our,” “XM” and “the Company” refer to XM Satellite Radio Holdings Inc. “Inc.” refers to XM Satellite Radio Inc. and “XM Equipment” refers to XM Equipment Leasing LLC.

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AVAILABLE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These filings are also available to the public from commercial document retrieval services. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the Nasdaq Stock Market, One Liberty Plaza, New York, NY, 10006, on which our Class A common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraph. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	XM’s and Inc.’s Annual Reports on Form 10-K for the year ended December 31, 2004;

(2)	XM’s and Inc.’s Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

(3)	XM’s Current Reports on Form 8-K, filed January 7, February 28, March 1, March 23, March 29, May 10, June 9, July 13, August 5 and December 30, 2005;

(4)	XM’s Registration Statement on Form 8-A, filed September 23, 1999; and

(5)	All documents filed by XM and Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We do not incorporate by reference additional documents or information furnished and not filed with the SEC.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from XM Satellite Radio Holdings Inc., 1500 Eckington Place, N.E., Washington, D.C. 20002, Attention: Investor Relations (telephone number (202) 380-4000). Those documents and all other reports and amendments filed by us with the SEC can be accessed, free of charge, through our website at

http://www.xmradio.com/investor/investor_financial_and_company.html on the same day that they are electronically filed with the SEC.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in it, as well as any prospectus supplement that accompanies it, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding our expected financial position and operating results, our business strategy and our financing plans are forward-looking statements. These statements can sometimes be identified by our use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend.” These statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on various factors and was derived using numerous assumptions. Although we believe that our expectations in such forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. Important factors that could cause our actual results to be materially different from our expectations include, among others, the following:

•	Our significant expenditures and losses;

•	The unproven market for our service;

•	The health or premature degradation of our satellites, possible failure of insurance to cover fully losses from satellite degradation or delay in receipt of insurance proceeds and resulting need for additional funding;

•	Potential need for additional financing; and

•	Our substantial indebtedness.

For a more detailed discussion of some of these factors, please read carefully the information under “Risk Factors” set forth in this prospectus, in any prospectuses and in our filings with the SEC from time to time. These cautionary statements should not be construed by you to be exhaustive and they are made only as of the date of this prospectus, prospectus supplement or SEC filing, as applicable. You should read these cautionary statements as being applicable to all forward-looking statements wherever they appear. We assume no obligation to update or revise the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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THE COMPANY

We are America’s leading satellite radio service company, providing music, entertainment and information programming for reception by vehicle, home and portable radios nationwide and over the internet for a monthly subscription fee to over 5 million subscribers as of September 30, 2005. We believe XM Radio appeals to consumers because of our innovative and diverse programming, nationwide coverage, commercial-free music channels and digital sound quality.

Our executive offices are at 1500 Eckington Place, N.E., Washington, D.C. 20002, and our telephone number is (202) 380-4000. We maintain an Internet site on the World Wide Web at www.xmradio.com. Information at our web site is not, and should not be deemed to be, part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Potential investors are urged to read and consider the risk factors relating to an investment in XM Satellite Radio Holdings Inc. or XM Satellite Radio Inc. described in XM’s and Inc.’s Quarterly Reports on Form 10-Q, each filed with the SEC on November 7, 2005 and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. A prospectus supplement applicable to each type or series of securities we offer will contain a discussion of the risks applicable to an investment in us and to the particular type of securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless we specify otherwise in a prospectus supplement, we intend to use the net proceeds from sales of securities by XM or Inc. for general corporate purposes. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement will describe the relevant terms of the debt to be repaid. We will not receive proceeds from sales of securities by persons other than XM or Inc. except as may otherwise be stated in an applicable prospectus supplement.

DESCRIPTION OF SECURITIES WE MAY OFFER

Debt Securities

The following description of the terms of the debt securities summarizes some general terms that will apply to the debt securities or guarantees thereof that may be offered by XM or Inc., XM’s wholly owned subsidiary. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description. The specific terms of debt securities as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this prospectus. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The description is not complete, and we refer you to the indentures that we filed with the SEC as an exhibit to the registration statement of which this prospectus is a part as well as any Form 8-K, prospectus supplement or post-effective amendment to the registration statement of which this prospectus is a part filed at the time the debt securities are issued. The prospectus supplement will describe the particular terms of any debt securities XM or Inc. may offer and may differ from the terms summarized below.

General

The debt securities will be either the issuer’s senior debt securities or subordinated debt securities. The issuer will issue senior debt securities under an Indenture for Senior Debt Securities, as amended, supplemented or modified from time to time between it and The Bank of New York, as trustee. The issuer will issue subordinated debt securities under an Indenture for Subordinated Debt Securities, as amended, supplemented or modified from time to time between it and The Bank of New York, as trustee. Further information regarding the trustee may be provided in a prospectus supplement.

Neither indenture limits the amount of debt securities that the issuer may issue. Each indenture provides that debt securities may be issued up to the principal amount that the issuer authorizes from time to time. The senior debt securities will be secured or unsecured and will have the same rank as all of the issuer’s other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness. The terms of the indentures do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in the issuer’s operations, financial condition or transactions involving the issuer, but those provisions may be included in the documents that include the specific terms of the debt securities, including covenants similar to those governing Inc.’s outstanding 14% Senior Secured Discount Notes due 2009, 12% Senior Secured Notes due 2010 and Senior Secured Floating Rate Notes due 2009.

The issuer may issue the debt securities in one or more separate series of senior debt securities and subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	if other than United States dollars, the currency or currencies, including the euro and other composite currencies, in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;

•	the date or dates when payments on the principal must be made or the method of determining that date or dates;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the places where payments may be made and the manner of payments;

•	any mandatory or optional redemption provisions;

•	subordination provisions;

•	the denominations in which debt securities will be issued;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the currency or currencies of payment of principal or interest; and the period, if any, during which a holder may elect to pay in a currency other than the currency in which the debt securities are denominated;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any;

•	whether the debt securities will be issued in fully registered form without coupons or in bearer form, with or without coupons, or any combination of these, and whether they will be issued in the form of one or more global securities in temporary or definitive form;

•	whether and on what terms the issuer will pay additional amounts to holders of the debt securities that are not United States persons in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether and on what terms the issuer will have the option to redeem the debt securities rather than pay the additional amounts;

•	the certificates or forms required for the issuance of debt securities in definitive form;

•	the trustees, depositaries, authenticating or paying agents, transfer agents or registrars of the debt securities;

•	any deletions of, or changes or additions to, the events of default or covenants;

•	the terms, if any, of any guarantee of the payment of principal, premium, and interest with respect to debt securities of the series and any corresponding changes to the indenture as then in effect;

•	the terms and conditions, if any, upon which such debt securities may be convertible or exchangeable into XM’s common stock or other securities and the terms and conditions upon which such conversion or exchange may be effected, including, without limitation, the initial conversion or exchange price or rate (or manner of calculation thereof), the portion that is convertible or exchangeable or the method by which any such portion shall be determined, the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders or at the issuer’s option, the events requiring an adjustment of conversion or exchange price, provisions affecting conversion or exchange in the event of the redemption of such debt securities and any applicable limitations on the ownership or transferability of the securities into which such debt securities are convertible;

•	whether such debt securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;

•	whether such debt securities will be issued in certificated or book-entry form;

•	the name of the applicable trustee and the address of its corporate trust office; and

•	any other specific terms of the debt securities.

If any debt securities are sold for any foreign currency or currency unit or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information with respect to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities may bear no interest or bear interest at below-market rates and will be sold at a discount below their stated principal amount and may bear no or below market interest. The prospectus supplement will also contain any special tax, accounting or other information relating to original issue discount securities or other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

Security

The issuer may issue debt securities secured by some or substantially all of the issuer’s assets, although the issuer’s ability to use particular assets as security may be subject to the terms and conditions of the issuer’s existing indebtedness. Any security in favor or holders of debt securities that XM or Inc. may issue may be on a shared basis. As of September 30, 2005, holders of approximately $710.7 million of existing indebtedness and certain additional future indebtedness hold a security interest in substantially all of XM’s and Inc.’s assets. In addition, as a result of intercreditor agreements, it may not be possible to exercise remedies against the collateral unless the holders of a majority of the indebtedness secured by such collateral direct the collateral agent to do so.

Ranking

The terms and conditions, if any, upon which the debt securities and any guarantee of the debt securities are subordinated to the issuer’s other indebtedness and indebtedness of any guarantors will be set forth in the applicable prospectus supplement relating thereto. Such terms will include a description of the indebtedness ranking senior to the debt securities and any guarantee, the restrictions on payments to the holders of such debt securities and guarantees while a default with respect to such senior indebtedness in continuing, the restrictions, if any, on payments to the holders of such debt securities following an event of default, and provisions requiring holders of such debt securities to remit certain payments to holders of senior indebtedness.

Guarantees

Debt securities of XM may be guaranteed by Inc., Inc.’s wholly owned subsidiary, XM Equipment Leasing LLC, or other subsidiaries of XM. Debt securities of Inc. will be irrevocably and unconditionally guaranteed by XM and may be guaranteed, on a joint and several basis, by XM Equipment or other subsidiaries.

Subject to the limitations described below and in the prospectus supplement, a guarantor will fully and unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all payment obligations under the applicable indenture and the debt securities of a series, whether for principal of, premium, if any, or interest on the debt securities or otherwise.

In the case of subordinated debt securities, a guarantor’s guarantee will be subordinated in right of payment to the senior debt of such guarantor on the same basis as the issuer’s subordinated debt securities are subordinated to senior debt securities. No payment will be made by any guarantor under its guarantee during any period in which payments by the issuer on the subordinated debt securities are suspended by the subordination provisions of the subordinated debt indenture.

Each guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant guarantor without rendering such guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Each guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable debt securities (or such debt securities are otherwise satisfied and discharged in accordance with the provisions of the applicable indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable trustee, the holders and their successors, transferees and assigns.

Redemption

If the applicable supplemental indenture provides that the debt securities are redeemable, the issuer may redeem such debt securities at any time at its option, in whole or in part, at the redemption price, except as may otherwise be provided in connection with any debt securities or series thereof.

After notice has been given as provided in the indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

Notice of any optional redemption of any debt securities will be given to holders at their addresses, as shown on the issuer’s books and records, not more than 60 nor less than 10 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the debt securities held by such holder to be redeemed.

If the issuer elects to redeem debt securities, the issuer will notify the trustee at least 45 days prior to the redemption date (or such shorter period as satisfactory to the trustee) of the aggregate principal amount of debt securities to be redeemed and the redemption date. If less than all of the debt securities are to be redeemed, the trustee shall select the debt securities to be redeemed in such manner as it shall deem fair and appropriate.

If the applicable supplemental indenture provides that the debt securities are redeemable at the option of the holder, the issuer will redeem such debt securities in accordance with the terms of the applicable supplemental indenture. In the event the issuer determines that any such redemption constitutes an issuer tender offer, the issuer will comply with the provisions of Rule 13e-4 of the Exchange Act and any other applicable tender offer rules, and will file a Schedule TO or any other schedule required under such rules, in connection with any offer to repurchase the notes at the option of the holder.

Interest; Registrar and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, the principal of (and applicable premium, if any) and interest on any series of debt securities (including any additional amounts required to be paid in respect of certain taxes, assessments or governmental charges imposed on holders of the debt securities) will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement; provided that, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities or by wire transfer of funds to such person at an account maintained within the United States.

The debt securities may be presented for registration of transfer or for exchange at the corporate trust office of the security registrar or at any other office or agency that we maintain for those purposes. In addition, the debt securities may be presented for payment of principal, interest and any premium at the office of the paying agent or at any office or agency that the issuer maintains for those purposes.

Global Securities

The issuer may issue the debt securities of a series in whole or in part in the form of one or more global certificates that will be deposited with a depositary identified in a prospectus supplement. The issuer may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement with respect to any series of debt securities in the prospectus supplement.

Conversion or Exchange Rights

Debt securities may be convertible into or exchangeable for shares of XM’s equity securities or equity securities of XM’s subsidiaries or affiliates. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the convertibility or exchangeability of the debt securities, including who may convert or exchange;

•	events requiring adjustment to the conversion or exchange price;

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities; and

•	any anti-dilution provisions, if applicable.

Registered Global Securities

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for that registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement involving any portion of the series represented by a registered global security.

We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for that registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of a beneficial interest in that registered global security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary for that registered global security for interests of participants and on the records of participants for interests of persons holding through participants.

The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of that registered global security, the depositary or that nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indentures. Except as stated below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of the debt securities under the indentures.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indentures.

We understand that under existing industry practices, if the issuer requests any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

The issuer will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee as the registered owners of the registered global security. None of the issuer, the trustee or any other of the issuer’s agents or agents of the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or stops being a clearing agency registered under the Exchange Act, the issuer will appoint an eligible successor depositary. If the issuer fails to appoint an eligible successor depositary within 90 days, the issuer will issue the debt securities in definitive form in exchange for the registered global security. In addition, the issuer may at any time and in its sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In that event, the issuer will issue debt securities of the series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in the name or names as the depositary, based upon instructions from its participants, will instruct the trustee.

The issuer also may issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” The issuer will deposit these securities with a common depositary for

Euroclear System and Clearstream Banking, or with a nominee for the depositary identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.

Events of Default

Unless otherwise provided for in the prospectus supplement, the term “event of default,” when used in the indentures means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable; however, if the issuer extends an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments, if any, when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization of the issuer; or

•	any other event of default provided in the applicable resolution of the issuer’s board of directors or the supplemental indenture under which the issuer issues a series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. If an event of default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series to be due and payable immediately.

If an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice of that event of default, or if any other event of default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.

Similarly, if an event of default relating to the performance of other covenants occurs and is continuing for a period of 60 days after notice, or if any other event of default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.

If, however, the event of default relating to the performance of other covenants or any other event of default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of that affected series due and payable immediately. The holders of not less than a majority, or any applicable supermajority, in aggregate principal amount of the debt securities of a series may, after satisfying conditions, rescind and annul any of the above-described declarations and consequences involving the series.

If an event of default relating to events in bankruptcy, insolvency or reorganization occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

The indentures impose limitations on suits brought by holders of debt securities against the issuer. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against the issuer under the indentures unless:

•	the holder has previously given to the trustee written notice of default and continuance of that default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the series.

The issuer will be required to file annually with the trustee a certificate, signed by an officer of the issuer, stating whether or not the officer knows of any default by the issuer in the performance, observance or fulfillment of any condition or covenant of the applicable indenture.

Discharge, Defeasance and Covenant Defeasance

The issuer can discharge or defease its obligations under the indentures as stated below or as provided in the prospectus supplement.

Unless otherwise provided in the applicable prospectus supplement, the issuer may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. The issuer may effect a discharge by irrevocably depositing with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, the issuer may also discharge any and all of its obligations to holders of any series of debt securities at any time, which we refer to as “defeasance.” The issuer may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and the issuer may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as “covenant defeasance.” The issuer may effect defeasance and covenant defeasance only if, among other things:

•	the issuer irrevocably deposits with the trustee cash or United States government obligations, as trust funds, in an amount certified to be enough to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

•

the issuer delivers to the trustee an opinion of counsel from a nationally recognized law firm to the effect that (a) in the case of covenant defeasance, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner and at the same times as if no covenant defeasance had occurred and (b) in the case of defeasance, either we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in applicable United States federal income tax law, and based on that ruling or change, the holders of the series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance and will be subject to tax in the same manner as if no defeasance had occurred; and

•	in the case of subordinated debt securities, no event or condition will exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.

Although the issuer may discharge or decrease its obligations under the applicable indenture as described in the two preceding paragraphs, the issuer may not avoid, among other things, its duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Modification of the Indenture

Except as provided in the prospectus supplement, the indentures provide that the issuer and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of the issuer’s obligations and the conversion of any debt securities into the capital stock of that successor corporation, if the terms of those debt securities so provide;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

The indentures also provide that the issuer and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of all series of senior debt securities or of subordinated debt securities then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indentures or modify in any manner the rights of the holders of the debt securities. The issuer and the trustee may not, however, without the consent of the holder of each outstanding debt security affected:

•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, unless otherwise provided for a series, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indentures.

No Individual Liability of Incorporators, Shareholders, Officers or Directors

The indentures provide that no incorporator and no past, present or future shareholder, officer or director of our company or any successor corporation in those capacities will have any individual liability for any of the issuer’s obligations, covenants or agreements under the debt securities or the applicable indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Common Stock

As of September 30, 2005, XM’s authorized capital stock consisted of 600,000,000 shares of Class A common stock, $.01 par value per share, 15,000,000 shares of Class C common stock, $.01 par value per share, 15,000,000 shares of Series A convertible preferred stock, $.01 par value per share, 3,000,000 shares of 8.25% Series B convertible redeemable preferred stock, $.01 par value per share, 250,000 shares of 8.25% Series C convertible redeemable preferred stock, $.01 par value per share and 250,000 shares of Series D junior participating preferred stock, $.01 par value per share. The following summary description of our capital stock is subject to our Restated Certificate of Incorporation and Restated Bylaws and the Delaware General Corporation Law.

General

Our Class A common stock is listed on the Nasdaq national market.

As of September 30, 2005, there were 222,206,080 shares of Class A common stock outstanding and no shares of Class C common stock outstanding.

Class A Common Stock

Holders of our Class A common stock are entitled

•	to one vote for each share held on any matter submitted for stockholder approval;

•	to receive on a pro rata basis, dividends and distributions, if any, as the board of directors may declare out of legally available funds; and

•	upon the liquidation, dissolution, winding up or insolvency of the company, to share ratably in the net assets of our company available after we pay our liabilities and any preferential amounts to which holders of the Series A convertible preferred stock may be entitled.

Holders of Class A common stock have no preemptive, redemption or sinking fund rights.

Anti-Takeover Protections

Our stockholder rights plan and certain provisions of our certificate of incorporation may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company. This could limit the price that certain investors might be willing to pay in the future for shares of our Class A common stock.

In November 2001, our board of directors adopted a stockholder rights plan, which we implemented in August 2002 and amended in January 2003. Pursuant to the stockholder rights plan, we made a dividend distribution of one “right” on each share of Class A common stock, Series A preferred stock and Series C preferred stock (as converted) outstanding. Under the plan, if a person or group acquires 15% or more of our outstanding common stock or commences a tender offer or exchange offer for 15% or more of our outstanding common stock, each right not owned by the acquiror or its affiliates will entitle its holder to pay to us $50 and receive newly issued shares of common stock worth $100. This ability of stockholders other than the acquiror to purchase additional shares at a 50% discount from market, among other provisions in the plan, would cause an unapproved takeover to be much more expensive to an acquiror, resulting in a strong incentive to negotiate with our board of directors to redeem the rights or approve the transaction instead of pursuing a hostile strategy. The rights may be redeemed by us at $0.005 per right within 10 days (or such later date as may be determined by a majority of continuing directors) after the accumulation of 15% or more of our outstanding common stock by a single acquiror or group.

Our certificate of incorporation provides that we may issue preferred stock without the further approval of stockholders. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any stockholder for a period of three years unless the transaction meets certain conditions. Our certificate of incorporation requires unanimous written consent of stockholders to the taking of corporate action of stockholders without a meeting of stockholders.

Class C Common Stock

Holders of our Class C common stock are entitled to the same rights as holders of Class A common stock except that the holders of our Class C common stock are not entitled to vote on any matter submitted for stockholder approval.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock is Computershare.

Preferred Stock

We are authorized to issue 60,000,000 shares of Preferred Stock, par value $.01 per share (the “Preferred Stock”). As of September 30, 2005, 5,946,827 shares of Preferred Stock were issued and outstanding, consisting of 5,393,252 shares of Series A convertible preferred stock, 474,289 shares of 8.25% Series B convertible redeemable preferred stock, 79,246 shares of 8.25% Series C convertible redeemable preferred stock and no shares of Series D junior participating preferred stock.

Under our certificate of incorporation, shares of Preferred Stock may be issued from time to time, in one or more series as authorized by our Board of Directors. Prior to issuance of shares of each series, the Board of Directors may file a certificate of designations with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences. The Board of Directors could authorize the issuance of shares of Preferred Stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then market price of such shares.

The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any supplement to this prospectus may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Restated Certificate of Incorporation and Restated Bylaws and the Delaware General Corporation Law.

General

Subject to limitations prescribed by Delaware law and our certificate of incorporation and bylaws, the Board of Directors is authorized to fix the number of shares constituting each series of Preferred Stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors or duly authorized committee thereof. The Preferred Stock will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The prospectus supplement relating to the series of Preferred Stock offered thereby will describe the specific terms of such securities, including:

•	the title and stated value of such Preferred Stock;

•	the number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such Preferred Stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for such Preferred Stock;

•	the provisions for a sinking fund, if any, for such Preferred Stock;

•	the provisions for redemption, if applicable, of such Preferred Stock;

•	any listing of such Preferred Stock on any securities exchange;

•	the terms and conditions, if applicable, upon which such Preferred Stock will be convertible into our Common Stock, including the conversion price (or manner of calculation thereof) and conversion period;

•	a discussion of federal income tax considerations applicable to such Preferred Stock;

•	the rank of such Preferred Stock with respect to dividend rights and rights upon our liquidation, dissolution or winding up of affairs;

•	the voting rights, if any, of holders of such Preferred Stock;

•	any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon our liquidation, dissolution or winding up of affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock.

Voting Rights

The General Corporation Law of Delaware provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designations.

Other

Our issuance of preferred stock may have the effect of delaying or preventing a change in control. Our issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or other preferred stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock or other preferred stock. The issuance of preferred stock could have the effect of decreasing the market price of our Class A common stock.

Transfer Agent

The registrar and transfer agent for a particular series of Preferred Stock will be set forth in the applicable prospectus supplement.

Depositary Shares

We may issue receipts for depositary shares, each of which depositary receipts will represent a fractional interest of a share of a particular series of Preferred Stock, as specified in the applicable prospectus supplement. Shares of Preferred Stock of each series represented by depositary shares will be deposited under a separate Deposit Agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the Deposit Agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the Preferred Stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by us to the preferred stock depositary, we will cause the preferred stock depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of Deposit Agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the Deposit Agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related depositary receipts.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred stock depositary, unless the preferred stock depositary determines that it is not feasible to make such distribution, in which case the preferred stock depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any Preferred Stock converted into other securities.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the preferred stock depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of the Preferred Stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of Preferred Stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of shares of Preferred Stock to be withdrawn, the preferred stock depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of Preferred Stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing shares of the Preferred Stock so redeemed, provided we shall have paid in full to the preferred stock depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the Preferred Stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method we determine.

From and after the date fixed for redemption, all dividends in respect of the shares of Preferred Stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the preferred stock depositary.

Voting of the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the preferred stock depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares which represent such Preferred Stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the preferred stock depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder’s depositary shares. The preferred stock depositary will vote the amount of Preferred Stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to do so. The preferred stock depositary will abstain from voting the amount of Preferred Stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The preferred stock depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred stock depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the depositary shares evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Stock

The depositary shares, as such, are not convertible into our Common Stock or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the preferred stock depositary with written instructions to the preferred stock depositary to instruct us to cause conversion of the Preferred Stock represented by the depositary shares evidenced by such depositary receipts into whole shares of our Common Stock, other shares of our Preferred Stock or other shares of stock, and we have agreed that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of our Common Stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of our Common Stock on the last business day prior to the conversion.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares which represent the Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between us and the preferred stock depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Stock will not be effective unless such amendment has been approved by the existing holders of at least 66 2/3% of the depositary shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the Depositary Agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

The Deposit Agreement may be terminated by us upon not less than 30 days’ prior written notice to the preferred stock depositary if a majority of each series of Preferred Stock affected by such termination consents to such termination, whereupon the preferred stock depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the preferred stock depositary with respect to such depositary receipts. In addition, the Deposit Agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related Preferred Stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such Preferred Stock or (iii) each share of the related Preferred Stock shall have been converted into securities of ours not so represented by depositary shares.

Charges of Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, we will pay the fees and expenses of the preferred stock depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of depositary receipts will pay the fees and expenses of the preferred stock depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, any such resignation or removal to take effect upon the appointment of a successor preferred stock depositary. A successor preferred stock depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred stock depositary will forward to holders of depositary receipts any reports and communications from us that are received by the preferred stock depositary with respect to the related Preferred Stock.

Neither we nor the preferred stock depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of us and the preferred stock depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Stock represented by the depositary shares), gross negligence or willful misconduct, and we and the preferred stock depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. We and the preferred stock depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred stock depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the preferred stock depositary shall be entitled to act on such claims, requests or instructions received from us.

Warrants

We may offer by means of this prospectus warrants for the purchase of our debt securities, Preferred Stock, depositary shares or Common Stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title and issuer of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currencies in which the price or prices of such warrants may be payable;

•	the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Rights

We may issue rights to our shareholders for the purchase of shares of our Common Stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The Rights Agreement and the rights certificates relating to each series of rights will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K and incorporated by reference.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:

•	the date for determining the shareholders entitled to the rights distribution;

•	the aggregate number of shares of Common Stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	any special United States federal income tax consequences; and

•	any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Units

We may issue units comprised of one or more debt securities, warrants, shares of preferred stock, depositary shares and capital securities, as well as debt or equity securities of third parties, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities,” “Description of Common Stock,” “Description of Preferred Stock,” “Description of Depositary Shares,” “Description of Warrants” and “Description of Rights,” will apply to the securities included in each unit, to the extent relevant.

We May Issue Many Series of Units

We may issue units in such amounts and in as many distinct series as we wish. We also may “reopen” a previously issued series of units and issue additional units of that series. This section summarizes terms of the units that apply generally to all series. We will describe most of the financial and other specific terms of a particular series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which units will be issued and the unit agent under that agreement in a prospectus supplement. We may issue units under unit agreements which we will describe in the applicable prospectus supplement. In some cases, we may issue units under an indenture. A unit agreement also may serve as the governing document for a security included in a unit.

We will file the unit agreement under which we issue units with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K.

General Provisions of a Unit Agreement

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as described in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, or unit agreement under which that security is issued. Those terms are described elsewhere in this prospectus.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities and warrants issued under the warrant indenture, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification Without Consent of Holders

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We also may make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

The foregoing applies also to any security issued under a unit agreement, as the governing document.

Modification With Consent of Holders

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any rights under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units of any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series.

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by the law of the State of New York.

BOOK-ENTRY SECURITIES

The securities offered by means of this prospectus may be issued in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. Securities issued in book entry form will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depositary. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by the depositary or any nominee of such depositary to a successor depositary or a nominee of such successor. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depositary arrangements.

Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depositary, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depositary’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

So long as the depositary for a global security or its nominee is the registered owner of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable indenture or other instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or other instrument defining the rights of the holders of the securities.

Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us, our officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depositary for a series of securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS OF XM SATELLITE RADIO HOLDINGS INC.

	Years Ended December 31,					Nine Months Ended September 30, 2005
	2004	2003	2002	2001	2000
	(in thousands)					(unaudited)
Ratio of earnings to combined fixed charges and preferred dividends (1)	—	—	—	—	—	—
Deficiency of earnings to combined fixed charges and preferred dividends	$644,573	$595,845	$506,735	$345,855	$240,390	$412,037

(1)	The ratio of earnings to combined fixed charges and preferred dividends is not presented for the nine months ended September 30, 2005 and the years ended 2004, 2003, 2002, 2001 and 2000, because earnings were inadequate to cover combined fixed charges and preferred dividends.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES OF XM SATELLITE RADIO INC.

	Years Ended December 31,					Nine Months Ended September 30, 2005
	2004	2003	2002	2001	2000
	(in thousands)					(unaudited)
Ratio of earnings to combined fixed charges (1)	—	—	—	—	—	—
Deficiency of earnings to combined fixed charges and preferred dividends	$627,815	$579,529	$482,449	$313,240	$90,979	$406,711

(1)	The ratio of earnings to combined fixed charges is not presented for the nine months ended September 30, 2005 and the years ended 2004, 2003, 2002, 2001 and 2000, because earnings were inadequate to cover combined fixed charges and preferred dividends.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for XM Satellite Radio Holdings Inc., XM Satellite Radio Inc. and XM Equipment Leasing LLC by Hogan & Hartson L.L.P. and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and schedule of XM Satellite Radio Holdings Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements and schedule of XM Satellite Radio Inc. and subsidiaries as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) to be incurred by XM Satellite Radio Holdings Inc. in connection with the securities registered under this registration statement.

SEC registration fee	$(1)
Printing and engraving expenses	2,000
Legal fees and expenses	25,000
Accounting fees and expenses	5,000

Total	$32,000

(1)	Under SEC Rule 456(b) and 457(r), the registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable. XM Satellite Radio Holdings Inc. has paid the registration fee covering $500,000,000 in securities that were registered pursuant to Registration Statement Nos. 333-127270 and 333-114178, and were not sold thereunder.

Item 15. Indemnification of Directors and Officers

Section 145 of Delaware General Corporation Law permits indemnification of officers and directors of our company under certain conditions and subject to certain limitations. Section 145 of the Delaware General Corporation Law also provides that a corporation has the power to purchase and maintain insurance on behalf of its officers and directors against any liability asserted against such person and incurred by him or her in such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the Delaware General Corporation law.

Article Ninth of our Restated Certificate of Incorporation and Article VI, Section 1 of our Bylaws provide that we shall indemnify our directors and officers and any such directors and officers serving at our request as a director, officer, employee or agent of another entity to the fullest extent not prohibited by the Delaware General Corporation Law. The Bylaws also provide that we may, but shall not be obligated to, maintain insurance, at our expense, for the benefit of our company and of any person to be indemnified. In addition, we have entered or will enter into indemnification agreements with our directors and officers that provide for indemnification in addition to the indemnification provided in our Bylaws. The indemnification agreements contain provisions that may require our company, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as directors or executive officers of our company or other entities to which they provide service at the request of our company and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, Article Eighth of our Restated Certificate of Incorporation provides that a director shall not be personally liable for monetary damages or breach of fiduciary duty as a director, except for liability

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived any improper personal benefit.

Item 16. Exhibits

Incorporated by reference to the Exhibit Index beginning on page II-10 hereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, XM Satellite Radio Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 30th day of December, 2005.

XM SATELLITE RADIO HOLDINGS INC.

By:	/S/ HUGH PANERO
Hugh Panero
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Panero and Joseph Titlebaum, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ HUGH PANERO Hugh Panero	President, Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2005

/S/ GARY M. PARSONS Gary M. Parsons	Chairman of the Board of Directors	December 30, 2005

/S/ JOSEPH J. EUTENEUER Joseph J. Euteneuer	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2005

/S/ NATHANIEL A. DAVIS Nathaniel A. Davis	Director	December 30, 2005

Thomas J. Donohue	Director	December 30, 2005

/S/ EDDY W. HARTENSTEIN Eddy W. Hartenstein	Director	December 30, 2005

/S/ GEORGE W. HAYWOOD George W. Haywood	Director	December 30, 2005

/S/ CHESTER A. HUBER, JR. Chester A. Huber, Jr.	Director	December 30, 2005

John Mendel	Director	December 30, 2005

/S/ JARL MOHN Jarl Mohn	Director	December 30, 2005

/S/ PIERCE J. ROBERTS, JR. Pierce J. Roberts, Jr.	Director	December 30, 2005

/S/ JACK SHAW Jack Shaw	Director	December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, XM Satellite Radio Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 30th day of December, 2005.

XM SATELLITE RADIO INC.

By:	/S/ HUGH PANERO
Hugh Panero
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Panero and Joseph Titlebaum, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ HUGH PANERO Hugh Panero	President, Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2005

/S/ GARY M. PARSONS Gary M. Parsons	Chairman of the Board of Directors	December 30, 2005

/S/ JOSEPH J. EUTENEUER Joseph J. Euteneuer	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2005

/S/ NATHANIEL A. DAVIS Nathaniel A. Davis	Director	December 30, 2005

Thomas J. Donohue	Director	December 30, 2005

/S/ EDDY W. HARTENSTEIN Eddy W. Hartenstein	Director	December 30, 2005

/S/ GEORGE W. HAYWOOD George W. Haywood	Director	December 30, 2005

/S/ CHESTER A. HUBER, JR. Chester A. Huber, Jr.	Director	December 30, 2005

John Mendel	Director	December 30, 2005

/S/ JARL MOHN Jarl Mohn	Director	December 30, 2005

/S/ PIERCE J. ROBERTS, JR. Pierce J. Roberts, Jr.	Director	December 30, 2005

/S/ JACK SHAW Jack Shaw	Director	December 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, XM Equipment Leasing LLC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 30th day of December, 2005.

XM EQUIPMENT LEASING LLC

By:	/S/ HUGH PANERO
Hugh Panero President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hugh Panero and Joseph Titlebaum, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ HUGH PANERO Hugh Panero	President, Chief Executive Officer and Director (Principal Executive Officer)	December 30, 2005

/S/ GARY M. PARSONS Gary M. Parsons	Chairman of the Board of Directors	December 30, 2005

/S/ JOSEPH J. EUTENEUER Joseph J. Euteneuer	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	December 30, 2005

/S/ NATHANIEL A. DAVIS Nathaniel A. Davis	Director	December 30, 2005

Thomas J. Donohue	Director	December 30, 2005

/S/ EDDY W. HARTENSTEIN Eddy W. Hartenstein	Director	December 30, 2005

/S/ GEORGE W. HAYWOOD George W. Haywood	Director	December 30, 2005

/S/ CHESTER A. HUBER, JR. Chester A. Huber, Jr.	Director	December 30, 2005

John Mendel	Director	December 30, 2005

/S/ JARL MOHN Jarl Mohn	Director	December 30, 2005

/S/ PIERCE J. ROBERTS, JR. Pierce J. Roberts, Jr.	Director	December 30, 2005

/S/ JACK SHAW Jack Shaw	Director	December 30, 2005

EXHIBIT INDEX

Exhibit No.		Description

1.1	*	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation of XM Satellite Radio Holdings Inc. (incorporated by reference to XM’s Registration Statement on Form S-1, File No. 333-83619).

3.2		Amended and Restated Bylaws of XM Satellite Radio Holdings Inc. (incorporated by reference to XM’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on November 12, 2003).

3.3		Restated Certificate of Incorporation of XM Satellite Radio Inc. (incorporated by reference to Inc.’s Registration Statement on Form S-4, File No. 333-39178).

3.4		Amended and Restated Bylaws of XM Satellite Radio Inc. (incorporated by reference to Inc.’s Registration Statement on Form S-4, File No. 333-39178).

3.5		Certificate of Amendment of Restated Certificate of Incorporation of XM Satellite Radio Holdings Inc. (incorporated by reference to Amendment No. 1 to XM’s Registration Statement on Form S-3, File No. 333-89132).

3.6		Certificate of Amendment of Restated Certificate of Incorporation of XM Satellite Radio Holdings Inc. (incorporated by reference to XM’s Annual Report on Form 10-K, filed with the SEC on March 31, 2003).

4.1		Form of Certificate for XM’s Class A common stock (incorporated by reference to Exhibit 3 to XM’s Registration Statement on Form 8-A, filed with the SEC on September 23, 1999).

4.2		Form of Certificate for XM’s 8.25% Series B Convertible Redeemable Preferred Stock (incorporated by reference to XM’s Registration Statement on Form S-1, File No. 333-93529).

4.3		Certificate of Designation Establishing the Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of XM’s 8.25% Series B Convertible Redeemable Preferred Stock due 2012 (incorporated by reference to XM’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the SEC on March 16, 2000).

4.4		Warrant Agreement, dated March 15, 2000, between XM Satellite Radio Holdings Inc. as Issuer and United States Trust Company of New York as Warrant Agent (incorporated by reference to XM’s Registration Statement on Form S-1, File No. 333-39176).

4.5		Warrant Registration Rights Agreement, dated March 15, 2000, between XM Satellite Radio Holdings Inc. and Bear, Stearns & Co., Inc., Donaldson, Lufkin and Jenrette Securities Corporation, Salomon Smith Barney Inc. and Lehman Brothers Inc. (incorporated by reference to XM’s Registration Statement on Form S-1, File No. 333-39176).

4.6		Form of Warrant (incorporated by reference to XM’s Registration Statement on Form S-1, File No. 333-39176).

4.7		Certificate of Designation Establishing the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of the 8.25% Series C Convertible Redeemable Preferred Stock due 2012 (incorporated by reference to XM’s Registration Statement on Form S-1, File No. 333-39176).

4.8		Form of Certificate for XM’s 8.25% Series C Convertible Redeemable Preferred Stock (incorporated by reference to XM’s Registration Statement on Form S-1, File No. 333-39176).

4.9		Indenture, dated as of March 15, 2000, between XM Satellite Radio Inc. and United States Trust Company of New York (incorporated by reference to Inc.’s Registration Statement on Form S-4, File No. 333-39178).

Exhibit No.	Description

4.10	Form of 14% Senior Secured Note of XM Satellite Radio Inc. (incorporated by reference to Inc.’s Registration Statement on Form S-4, File No. 333-39178).

4.11	Supplemental Indenture, dated as of November 15, 2001, by and between XM Satellite Radio Inc. and The Bank of New York (successor to United States Trust Company of New York) (incorporated by reference to XM’s Current Report on Form 8-K, filed with the SEC on December 6, 2001).

4.12	Rights Agreement, dated as of August 2, 2002, between Holdings and Equiserve Trust Company as Rights Agent (incorporated by reference to XM’s Current Report on Form 8-K, filed with the SEC on August 2, 2002).

4.13	Indenture, dated as of January 28, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and The Bank of New York, as trustee (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.14	Security Agreement, dated as of January 28, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC, and The Bank of New York (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.15	Amended and Restated Security Agreement, dated as of January 28, 2003, between XM Satellite Radio Inc. and The Bank of New York (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.16	Intercreditor and Collateral Agency Agreement (General Security Agreement), dated as of January 28, 2003, by and among the Noteholders named therein, The Bank of New York, as trustee, General Motors Corporation, OnStar Corporation and The Bank of New York, as collateral agent (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.17	Intercreditor and Collateral Agency Agreement (FCC License Subsidiary Pledge Agreement), dated as of January 28, 2003, by and among the Noteholders named therein, The Bank of New York, as trustee, General Motors Corporation, OnStar Corporation and The Bank of New York, as collateral agent (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.18	Warrant Agreement, dated as of January 28, 2003, between XM Satellite Radio Holdings Inc. and The Bank of New York (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.19	Amended and Restated Amendment No. 1 to Rights Agreement, dated as of January 22, 2003, by and among XM Satellite Radio Holdings Inc. and Equiserve Trust Company, N.A. (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.20	Form of 10% Senior Secured Discount Convertible Note due 2009 (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.21	Global 14% Senior Secured Discount Note due 2009 (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.22	Global Common Stock Purchase Warrant (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.23	Second Supplemental Indenture, dated as of December 23, 2002, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and The Bank of New York, as trustee (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 15, 2003).

Exhibit No.		Description

4.24		Third Supplemental Indenture, dated January 27, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and The Bank of New York, as trustee (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on January 29, 2003).

4.25		Indenture, dated as of June 17, 2003, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and The Bank of New York, as trustee (incorporated by reference to Inc.’s Registration Statement on Form S-4, File No. 333-106823).

4.26		Form of 12% Senior Secured Note due 2010 (incorporated by reference to Exhibit A to Exhibit 4.36 hereof).

4.27		First Supplemental Indenture, dated as of June 12, 2003, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and The Bank of New York (incorporated by reference to Inc.’s Registration Statement on Form S-4, File No. 333-106823).

4.28		First Amendment to Security Agreement, dated as of June 12, 2003, by and among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc., XM Equipment Leasing LLC and The Bank of New York (incorporated by reference to Inc.’s Registration Statement on Form S-4, File No. 333-106823).

4.29		Warrant to purchase XM Satellite Radio Holdings Inc. Class A Common Stock, dated July 31, 2003, issued to Boeing Satellite Systems International, Inc. (incorporated by reference to XM’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed with the SEC on August 14, 2003).

4.30		Amendment No. 2 to Rights Agreement between XM Satellite Radio Holdings Inc. and Equiserve Trust Company, N.A. (incorporated by reference to XM’s Current Report on Form 8-K, filed with the SEC on April 21, 2004).

4.31		Indenture, dated as of April 20, 2004, among XM Satellite Radio Inc., XM Satellite Radio Holdings Inc. and The Bank of New York, as trustee (incorporated by reference to XM’s Current Report on Form 8-K, filed with the SEC on April 23, 2004).

4.32		Form of Senior Secured Floating Rate Note due 2009 (incorporated by reference to Exhibit A to Exhibit 4.31 hereof).

4.33		Indenture, dated as of November 23, 2004, between XM Satellite Radio Holdings Inc. and the Bank of New York, as Trustee (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on November 23, 2004).

4.34		Registration Rights Agreement, dated as of November 23, 2004, between XM Satellite Radio Holdings Inc. and Bear, Stearns & Co. Inc. (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on November 23, 2004).

4.35		Form of 1.75% Convertible Senior Note due 2009 (incorporated by reference to XM’s Current Report on Form 8-K filed with the SEC on November 23, 2004).

4.36		Form of Indenture for Senior Debt Securities of XM Satellite Radio Holdings Inc.

4.37		Form of Indenture for Subordinated Debt Securities of XM Satellite Radio Holdings Inc.

4.38		Form of Indenture for Senior Debt Securities of XM Satellite Radio Inc.

4.39	*	Form of Warrant Agreement.

4.40	*	Form of Unit Agreement.

4.41	*	Form of Rights Agreement.

5.1		Opinion of Hogan & Hartson L.L.P. concerning the legality of the securities offered hereunder.

Exhibit No.	Description

12.1	Statement of Computation of Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends of XM Satellite Radio Holdings Inc.

12.2	Statement of Computation of Ratios of Earnings to Fixed Charges of XM Satellite Radio Inc.

23.1	Consent of KPMG LLP.

23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1 for Senior Indenture of XM Satellite Radio Holdings Inc.

25.2	Statement of Eligibility of Trustee on Form T-1 for Subordinated Indenture of XM Satellite Radio Holdings Inc.

25.3	Statement of Eligibility of Trustee on Form T-1 for Senior Indenture of XM Satellite Radio Inc.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.